UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 14, 2018

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36400	46-5292553
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)                                  Entry into Material Contract with Named Executive Officer and Compensatory Arrangements of Certain Officers

On March 12, 2018, the Board of Directors (the “Board”) of Ashford Inc. (the “Company”) approved the recommendations of the Compensation Committee of the Board with respect to the grant of non-qualified stock option awards to the following executive officers pursuant to the Ashford Inc. 2014 Incentive Plan in the amounts as set forth below, with a grant date of March 14, 2018:

Executive Officer	Option Shares (#)
Monty J. Bennett, Chairman and Chief Executive Officer	77,206
Douglas A. Kessler, Former President and current Senior Managing Director (1)	38,603
David A. Brooks, Chief Transactions Officer, General Counsel and Secretary	30,882
Deric S. Eubanks, Chief Financial Officer and Treasurer	27,451

(1) Douglas A. Kessler served as the President of the Company until March 12, 2018 and was appointed as Senior Managing Director effective March 12, 2018.

Each non-qualified stock option has an exercise price equal to the closing price of the Company’s common stock on the date immediately prior to the date of the approval of the grant ($94.96 per share).  All awards vest upon the anniversary that is three years following the date of such grant.  The non-qualified stock option awards will be issued pursuant to award agreements entered into by the Company and the executive officer which provide that the expiration of the awards shall be the tenth anniversary of the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2018

ASHFORD INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Transactions Officer, General Counsel and Secretary